Exhibit 23.3

Tel: +61 2 9251 4100	Level 11, 1 Margaret St
Fax: +612 9240 9821	Sydney NSW 2000
www.bdo.com.au	Australia

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Braiin Holdings Ltd

Cayman Islands

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 30, 2023, relating to the consolidated financial statements of Raptor300, Inc., which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ BDO Audit Pty Ltd

BDO Audit Pty Ltd

Sydney, Australia

October 2, 2023

BDO Audit Pty Ltd ABN 33 134 022 870 is a member of a national association of independent entities which are all members of BDO Australia Ltd ABN 77 050 110 275, an Australian company limited by guarantee. BDO Audit Pty Ltd and BDO Australia Ltd are members of BDO International Ltd, a UK company limited by guarantee, and form part of the international BDO network of independent member firms.